Exhibit 99.1

WHX Corporation Announces Preliminary First Quarter 2010 Results

WHITE PLAINS, N.Y. April 12, 2010 – As a result of the expected increase in Adjusted EBITDA in the first quarter of 2010 versus 2009, WHX Corporation (NASDAQ(CM): WXCO); ("WHX" or the "Company") today announced preliminary results for the first quarter ended March 31, 2010.  Such information remains preliminary prior to the filing of the Company’s Form 10Q for the three months ended March 31, 2010.

WHX Corporation expects to report sales from continuing operations of approximately $146 million, net loss from continuing operations of between $2.7 to $1.9 million, and Adjusted EBITDA of $10.7 to $11.1 million in the first quarter of 2010.

By comparison, the Company generated sales from continuing operations of $127.2 million, net loss from continuing operations of $9.8 million and Adjusted EBITDA of $3.6 million in the first quarter of 2009.

“Many of our business segments experienced higher sales volume in the first quarter reflecting somewhat improved economic conditions compared with the first quarter of 2009,”  commented Glen Kassan, Vice Chairman of the Board and Chief Executive Officer of WHX.

WHX estimates that its debt was approximately $182.7 million at the quarter ended March 31, 2010, up approximately $8.5 million from $174.2 million at December 31, 2009 due primarily to seasonal working capital requirements and the level of business activity in December 2009 versus the end of the first quarter of 2010.

Our Company

WHX Corporation is a diversified global industrial company delivering value through the WHX Business System which drives innovation, operating excellence and superior customer service. WHX and its affiliated companies employ over 1,700 people at 30 locations in eight countries.

Our companies are organized into six businesses: Precious Metal, Tubing, Engineered Materials, Arlon Electronic Materials, Arlon Coated Materials and Kasco Replacement Products and Services.

We sell our products and services through direct sales forces, distributors and manufacturer's representatives. We serve a diverse customer base, including the construction, electronics, telecommunications, home appliance, transportation, utility, medical, semiconductor, and aerospace and aviation markets. Other markets served include the signage industry and meat room products and maintenance services for the food industry.

We are based in White Plains, New York and our common stock is listed on the NASDAQ Capital Market under the symbol WXCO.

Note Regarding Presentation of Non-GAAP Financial Measures:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “Adjusted EBITDA”.  The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about WHX, its business and its financial condition. The Company defines Adjusted EBITDA as net income from continuing operations before the effects of realized and unrealized losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gain, and pension expense or credit, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company’s Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation. Further, the Company believes that Adjusted EBITDA is a measure of leverage capacity and the Company’s ability to service its debt.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including realized and unrealized losses on derivatives, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company’s net realized and unrealized losses and gains on derivatives and LIFO liquidations of its precious metal inventory;
•	Adjusted EBITDA does not reflect the Company’s interest expense;
•	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include pension expense or credit, and
•	Adjusted EBITDA does not include discontinued operations.
•
The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing WHX.

The Company reconciles Adjusted EBITDA to Net income (loss) from continuing operations, and that reconciliation is set forth below.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect WHX’s current expectations and projections about its future results, performance, prospects and opportunities.  WHX has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors, that could cause its actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, WHX’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company’s stock price and the potential fluctuation in its operating results.  Although WHX believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2009 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, WHX undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31, 2010		Three Months Ended March 31, 2009
(in thousands)	Low	High

Loss from continuing operations, net of tax	$(2,700)	$(1,900)	$(9,770)
Add (Deduct):
Tax provision (benefit)	700	600	(245)
Interest expense	6,700	6,600	5,070
Depreciation and amortization expense	4,400	4,300	4,539
Non-cash pension expense	1,125	1,125	3,458
Realized and unrealized loss (gain) on derivatives	350	300	(281)
Other	50	-	112
"EBITDA" from continuing operations	10,625	11,025	2,883

Adjusted EBITDA:

Non-recurring restructuring & plant consolidation costs	-	-	533
Other	75	50	142
Adjusted EBITDA	$10,700	$11,075	$3,558

CONTACT:	WHX Corporation
Glen Kassan, Vice Chairman of the Board and
Chief Executive Officer
914-461-1260

SOURCE:	WHX Corporation